UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.   )

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THE ORCHARD ENTERPRISES, INC.

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THE ORCHARD ENTERPRISES, INC.
23 East 4th Street, 3rd Floor
New York, New York 10003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2009

To Our Stockholders:

On June 2, 2009, The Orchard Enterprises, Inc. will hold its 2009 Annual Meeting of Stockholders at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112. The meeting will begin at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect the seven (7) nominees named in the attached proxy statement to our Board of Directors to serve a one (1) year term.
2.	To ratify the appointment of our independent registered public accountants for fiscal year 2009.
3.	To consider and approve proposed amendments to The Orchard Enterprises, Inc. 2008 Stock Plan to, among other things, (i) increase the aggregate number of shares available for issuance under the plan from 1,250,000 to 1,450,000 shares, (ii) fix the automatic annual increase in the number of shares of common stock as to which awards may be granted at 400,000 shares for fiscal year 2010 instead of the current provision in the 2008 Stock Plan, which will continue to apply for all future fiscal years, (iii) add restricted stock units and cash incentive payments as additional types of awards that may be granted under the plan and (iv) enable payments of performance-based stock awards and performance-based cash incentive awards to certain executive officers that qualify as deductible for federal income tax purposes under Internal Revenue Code Section 162(m).
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders who owned shares of our common stock or our Series A Convertible Preferred Stock at the close of business on April 22, 2009 will be entitled to notice of, and to vote at, this meeting or any adjournments or postponements of the meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 23 East 4th Street, 3rd Floor, New York, New York 10003, at least ten days before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 2, 2009. Our proxy statement is attached. Financial and other information concerning The Orchard is contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2009 for the fiscal year ended December 31, 2008, a copy of which is enclosed with this proxy statement. This proxy statement and our fiscal 2008 Annual Report are available on our website at http://investor.theorchard.com. Additionally, and in accordance with SEC rules, you may access our proxy materials at http://phx.corporate-ir.net/phoenix.zhtml?c=194343&p=proxy.

Your vote is important. Whether or not you expect to attend the meeting in person, you are urged to sign, date, and return the enclosed proxy card at your earliest convenience to ensure the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

Your Board of Directors recommends that you vote in favor of the three proposals outlined in the proxy statement. Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors,

Alexis H. Shapiro
Secretary

New York, New York
April 29, 2009

PROXY STATEMENT

i

The Orchard Enterprises, Inc.
23 East 4th Street, 3rd Floor
New York, New York 10003

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited on behalf of The Orchard Enterprises, Inc., a Delaware corporation (“The Orchard” or the “Company”), by our Board of Directors (the “Board”) for use at the 2009 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, June 2, 2009, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112.

The Company’s complete mailing address is 23 East 4th Street, 3rd Floor, New York, New York 10003, and its telephone number is 212-201-9280.

These proxy solicitation materials are first being mailed on or about May 4, 2009 to all stockholders entitled to vote at the Annual Meeting.

GENERAL INFORMATION

Certain Financial Information.  Please note that our consolidated financial statements and related information are included with our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2009, a copy of which is enclosed with this Proxy Statement.

Attendance at Annual Meeting.  Admission to the meeting is limited to stockholders and their proxies and seating will be limited. Registration will begin at 9:00 a.m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Please note that if you hold your shares through a broker or other nominee in “street name”, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting Securities.  Only holders of record of our common stock and our Series A Convertible Preferred Stock as of the close of business on April 22, 2009 (the “Record Date”) will be entitled to vote at the meeting and any adjournment or postponement thereof. As of the Record Date, there were 6,274,109 shares of our common stock and 448,707 shares of our Series A Convertible Preferred Stock issued and outstanding, of which 2,709,276 shares of our common stock and 446,918 shares of our Series A Convertible Preferred Stock were held by Dimensional Associates. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one (1) vote per share and each holder of shares of our Series A Convertible Preferred Stock is entitled to three and one-third (3 1/3) votes per share on each proposal presented in this proxy statement. There is no cumulative voting in the election of directors.

Solicitation of Proxies.  The cost of soliciting proxies will be borne by us. In addition to soliciting stockholders by mail, we will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners, and we may reimburse these parties for their reasonable out-of-pocket costs. We may use the services of our officers, directors and regular employees, without additional compensation, to solicit proxies personally or by telephone, facsimile or email.

Voting of Proxies.  All shares represented by a valid proxy received prior to the meeting will be voted. Where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See “TRANSACTION OF OTHER BUSINESS.” A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to our Secretary a written instrument revoking the proxy or a validly executed proxy with a later date, or by attending the meeting and voting in person.

Quorum.  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock and Series A Convertible Preferred Stock issued and outstanding on the Record Date voting together as a single class. Shares that are voted “FOR,” “WITHHOLD,” “ABSTAIN” or “AGAINST” a matter (the “Votes Cast”) are treated as being present at the Annual Meeting for purposes of establishing a quorum. In the event that there are not sufficient votes for a quorum, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. However, the presence in person or by proxy of Dimensional Associates, our majority stockholder, will assure that a quorum is present at the meeting.

Abstentions.  Abstentions will be counted for purposes of determining both (1) the presence or absence of a quorum for the transaction of business at the meeting and (2) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have no effect on the election of directors and will have the same effect as a vote “AGAINST” on the other proposals.

Broker Non-Votes.  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted because no specific voting instructions were received from the beneficial owner. Accordingly, broker non-votes will not affect the outcome of the voting on that particular proposal.

SUMMARY OF PROPOSALS

The following three proposals will be considered at the Annual Meeting. Management of the Company anticipates that Dimensional Associates, the majority stockholder of the Company, will vote all of its shares in favor of each of the proposals set forth below. In such event, the approval of each such proposal would be assured.

Proposal One — Election of Directors

The first proposal is to elect the seven (7) nominees named in this proxy statement to the Board for a term of one (1) year. Nominees for directors are David Altschul, Viet Dinh, Michael Donahue, Nathan Peck, Greg Scholl, Danny Stein and Joel Straka. Each nominee currently serves as one of our directors.

Additional information about the election of directors and a brief biography of each nominee appears under the section “PROPOSAL ONE: ELECTION OF DIRECTORS.”

The Board unanimously recommends that you vote “FOR” each nominee named in this proxy statement.

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm

The second proposal is to ratify the appointment of Marcum & Kliegman LLP as our independent registered public accounting firm for 2009.

Additional information about the ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accounting firm appears under the section “PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm for 2009.

Proposal Three — Approval of Amendments to The Orchard Enterprises, Inc. 2008 Stock Plan

The third proposal is to approve amendments to The Orchard Enterprises, Inc. 2008 Stock Plan to, among other things, (1) increase the number of shares available for issuance under the plan from 1,250,000 to 1,450,000 shares, (2) fix the automatic annual increase in the number of shares of common stock as to which awards may be granted at 400,000 shares for fiscal year 2010 instead of the current provision in the 2008 Stock Plan, under which the automatic annual increase would be the lesser of (a) 250,000 shares, (b) 5% of the number of shares of our common stock outstanding as of the first day of the fiscal year and (c) an amount determined by our Board of Directors, which provision will continue to apply for all future fiscal years, (3) add restricted stock units and cash incentive payments as additional types of awards that may be granted under the plan and (4) enable payments of performance-based stock awards and performance-based cash incentive awards to certain executive officers that qualify as deductible for federal income tax purposes under Internal Revenue Code Section 162(m).

Additional information about the approval of the amendment of The Orchard Enterprises, Inc. 2008 Stock Plan appears under the section “PROPOSAL THREE: APPROVAL OF AMENDMENTS TO THE ORCHARD ENTERPRISES, INC. 2008 STOCK PLAN.”

The Board unanimously recommends that you vote “FOR” the approval of the amendments to The Orchard Enterprises, Inc. 2008 Stock Plan.

Other Matters.  At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is that set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board currently consists of seven (7) members. The term of all of our directors will expire at the Annual Meeting. All of our current directors will be standing for re-election.

The Board has nominated David Altschul, Viet Dinh, Michael Donahue, Nathan Peck, Greg Scholl, Danny Stein and Joel Straka for re-election as directors. Please see “Nominees” for information concerning the nominees to serve as our directors. If any nominee declines to serve or becomes unable to stand for re-election for any reason (although the Board knows of no reason to anticipate that this will occur), the Board may reduce the size of the Board, designate a substitute or leave an additional vacancy unfilled. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted nominee.

All of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of stockholders.

Nominees

Listed below are our Company’s seven nominees for election as directors at the Annual Meeting.

Name	Age	Position(s)
David Altschul	62	Director
Viet Dinh	41	Director
Michael Donahue	50	Chairman of the Board and Director
Nathan Peck	55	Director
Greg Scholl	39	Director; President and Chief Executive Officer
Danny Stein	39	Director
Joel Straka	41	Director

David Altschul has served as a member of our Board since February 2006. Since January 2004, Mr. Altschul has been a partner in Altschul & Olin, LLP, a law firm, where his practice is primarily focused upon representing individuals and companies in the worldwide music industry. From January 2003 to December 2003, Mr. Altschul practiced law as a sole practitioner. From March 2002 to July 2002, Mr. Altschul served as an independent consultant to the Record Industry Association of America. From November 1980 to December 2001, Mr. Altschul was employed in various positions for Warner Bros. Records, including serving as General Counsel from 1986 to 1995 and as both Vice Chairman and General Counsel from 1995 to 2001. Mr. Altschul has a B.A. degree from Amherst College and a J.D. degree from Yale Law School.

Viet Dinh has served as a member of our Board since November 2007. Mr. Dinh has been a Professor of Law and Co-Director of Asian Law and Policy Studies at Georgetown University Law School since 1996. He served as Assistant Attorney General of the United States for Legal Policy from 2001 to 2003. Mr. Dinh specializes in constitutional law, corporations law, and the law and economics of development. Mr. Dinh is a founder and has been a principal at Bancroft Associates PLLC, a law and public policy consulting firm, since June 2003. He serves on the board of directors of News Corporation (NYSE: NWS), M&F Worldwide (NYSE: MFW) and two privately held ventures, Deerland Enzymes, Inc. and Bioptics, Inc. On September 16, 2008, Mr. Dinh was appointed by President George W. Bush to serve as a member of the Board of Directors of the Vietnam Education Foundation. Mr. Dinh has an A.B. degree in government and economics from Harvard College and a J.D. degree from Harvard Law School.

Michael Donahue has served as a member of our Board since November 2007 and became Chairman of the Board in June 2008. Mr. Donahue currently serves as an independent advisor to firms in the information and technology industries. He served as executive chairman of Expensewatch.com from 2006 to March 2007. In 2005, Mr. Donahue completed a twenty-year career with KPMG LLP, KPMG Consulting and BearingPoint. During his tenure with KPMG and its successors, he most recently served as Group Executive Vice President and Chief Operating Officer (2001 to 2005) and Managing Partner, Technology Solutions (1997 to 2001). He also served on the board of directors of KPMG LLP from 1998 to 2001. Mr. Donahue currently serves on the boards of directors of Air Products and Chemicals, Inc. (NYSE: APD) and GSI Commerce, Inc. (NASDAQ:

GSIC). From 2000 to 2008, Mr. Donahue served on the board of directors of Arbinet, Inc. (NASDAQ: ARBX). Mr. Donahue has degrees in economics and history from the University of Pennsylvania.

Nathan Peck has served as a member of our Board since June 2008. Mr. Peck has been a Senior Lecturer at The Johnson Graduate School of Management, Cornell University since 2005. From 1999 to 2005, Mr. Peck served as Executive Vice President and Chief Administrative Officer of KPMG Consulting (now BearingPoint), during which time he was part of the Company’s Corporate Leadership Team, Executive Committee and Investment Committee. Before being promoted to the Corporate Leadership Team in 1999, Mr. Peck served as the Financial Services Consulting Co-Practice Leader and Bank Consulting Practice Leader for KPMG Consulting from 1997 to 1999 and 1995 to 1997, respectively. From 1992 to 1995, Mr. Peck was Senior Vice President and Managing Director for Bankers Trust Company. Mr. Peck is an alumnus of McKinsey & Company, is a certified public accountant and earned M.B.A. and B.A. degrees from Cornell University.

Greg Scholl has been our President and Chief Executive Officer and has served as a member of our Board since November 2007. Mr. Scholl served as a managing director of Dimensional Associates, the controlling stockholder of the Company, from 2003 and during that time he became President and Chief Executive Officer of our wholly-owned subsidiary, Orchard Enterprises NY, Inc. (“Orchard NY”), positions that he held until Orchard NY was acquired by the Company in November 2007. Mr. Scholl was an associate principal at the management consulting firm of McKinsey & Company from 2002 to 2003 in the media and entertainment practice. From 1999 to 2002, Mr. Scholl served as managing member of Carlin Ventures LLC, the private equity fund of Edwin Cohen. From 1993 to 1999, Mr. Scholl served in the technology and the media and entertainment practices of the management consulting firm of Booz Allen & Hamilton, and was a principal at the firm. Mr. Scholl has an A.B. degree in history and science from Harvard College.

Danny Stein has served as a member of our Board since November 2007. Mr. Stein serves as President of JDS Capital Management, Inc., an investment firm based in New York that invests in private and public debt and equity, and he has held this position since 2003. In addition, Mr. Stein has served as chief executive officer of eMusic.com, one of our customers, since March 2009 and prior to that served as interim chief executive officer of eMusic.com from October 2008. Mr. Stein also serves as a director of Dimensional Associates, the majority stockholder of the Company, and he was a director of Orchard NY from April 2003 until its acquisition by the Company in November 2007. From May 2001 through October 2002, Mr. Stein was the chief executive officer of TTR Technologies, a company that specialized in copy-protection technologies whose assets were sold to Macrovision (MVSN). From 2000 to 2001, Mr. Stein was President of Javu Technologies, which licenses software and services to corporations that store, manage, deliver or repurpose video assets. From 1999 to May 2000, Mr. Stein was president, chief operating officer and a director of the Wedding List Company, an Internet company with retail outlets specializing in the wedding gift and registry business. Mr. Stein has a B.S. degree from Cornell University.

Joel Straka has served as a member of our Board since June 2008. From 2002 to 2008, Mr. Straka served as an investment banker at Goldman, Sachs & Co. covering consumer products and retail companies. From 1994 to 2000, Mr. Straka served as a corporate attorney with Cravath, Swaine & Moore. Mr. Straka received an M.B.A. degree from Columbia Business School, a J.D. degree from the University of Virginia School of Law and an A.B. degree from Harvard College.

Director Independence

Our Board consists of seven (7) directors. Our Board has determined that each of the directors, other than Greg Scholl, our President and Chief Executive Officer, and Danny Stein, who is affiliated with our majority stockholder, Dimensional Associates, and a significant customer of ours, eMusic.com, are independent directors as defined by the applicable listing standards of the Nasdaq Global Market.

During a portion of the year ended December 31, 2008, each of Terry Hatchett and Clayton Trier also served as members of the Board. The Board previously had determined that each of such persons were independent directors as defined by the applicable listing standards of the Nasdaq Global Market.

Attendance at Board Meetings and Board Committees

Our Board of Directors conducts its business through its meetings and through meetings of certain committees of the Board of Directors. The Company is a “controlled company” under the applicable listing standards of the Nasdaq Global Market because more than 50% of the voting power is held by Dimensional Associates. A controlled company is not required to have a majority of its board of directors composed of independent directors. Director nominees are not required to be selected or recommended for the board’s selection by a majority of independent directors or a nominating committee composed solely of independent directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee composed solely of independent directors. A controlled company is required to have an audit committee composed of at least three directors, who are independent as defined under the rules of both the SEC and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the audit committee possess financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Executive, Nominating and Corporate Governance Committee is not composed entirely of independent directors.

Our Board currently has three (3) standing committees: the Audit Committee, the Compensation Committee and the Executive, Nominating and Corporate Governance Committee. During 2008, our Board of Directors met twelve (12) times, the Audit Committee met ten (10) times, the Compensation Committee met nine (9) times and the Executive, Nominating and Corporate Governance Committee met six (6) times. All of the incumbent directors attended at least 75% of the meetings of our Board of Directors and each committee on which he served. The directors are encouraged to attend the annual meeting of stockholders. All incumbent directors attended the 2008 Annual Meeting of Stockholders.

Audit Committee.  The Audit Committee currently consists of Messrs. Peck (Chairman), Donahue and Straka. The Audit Committee is responsible for reviewing and monitoring our corporate accounting and financial reporting processes, the periodic public release of financial results and the periodic filing of financial reports with the SEC, and selecting the independent registered public accounting firm to audit our consolidated financial statements, including approving their compensation and monitoring their qualifications, independence and performance. Our Board has determined that each member of the Audit Committee is “independent” under the applicable listing standards of the Nasdaq Global Market, and that Mr. Peck qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K promulgated by the SEC. Mr. Peck qualifies as an audit committee financial expert by virtue of his experience with KPMG Audit. In addition, Mr. Peck is a certified public accountant. The Audit Committee has a written charter, which is available on our website at http://investor.theorchard.com by clicking on the link “Highlights” under the heading “Corporate Governance.” The Report of the Audit Committee of the Board of Directors is included in this proxy statement.

Compensation Committee.  The Compensation Committee currently consists of Messrs. Dinh (Chairman) and Straka. Both members are independent directors under the applicable listing standards of the Nasdaq Global Market. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our Company’s executive officers and compensation for non-employee directors, as well as administering the Company’s 2008 Stock Plan and other incentive compensation and employee benefit plans of the Company. The Compensation Committee has a written charter, which is available on our website at http://investor.theorchard.com by clicking on the link “Highlights” under the heading “Corporate Governance.”

Executive, Nominating and Corporate Governance Committee.  The Executive, Nominating and Corporate Governance Committee currently consists of Messrs. Stein (Chairman), Altschul, Dinh and Donahue. All such members, other than Mr. Stein, are independent directors under the applicable listing standards of the Nasdaq Global Market. The Executive, Nominating and Corporate Governance Committee is responsible for developing and recommending Board member selection criteria, identifying and recruiting prospective Board candidates, recommending nominees for election to the Board, considering committee member qualifications, recommending corporate governance principles to the Board, and providing oversight in the evaluation of the Board and each committee. The Executive, Nominating and Corporate Governance Committee also considers nominees proposed by stockholders. It further is responsible for monitoring the progress and status of management’s efforts to acquire additional music catalogs and reviewing and approving the terms of all substantive content acquisition and long-term licensing contracts as well as reviewing and approving any new international expansion plans and proposed capital expenditures over a certain threshold. The Executive, Nominating and Corporate Governance Committee has a written charter, which is available on our website at http://investor.theorchard.com by clicking on the link “Highlights” under the heading “Corporate Governance.”

Consideration of Director Nominees

Nominations.  Our Board believes that the Executive, Nominating and Corporate Governance Committee, a majority of the members of which are independent directors of the Company, can adequately identify appropriate candidates to the Board. The Executive, Nominating and Corporate Governance Committee will consider any future nominees for director nominated by the Company’s stockholders.

Stockholder Nominees.  The Executive, Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Under our Bylaws, as amended, a stockholder seeking to propose a nominee for Board membership must deliver notice (within the time frame and in the manner as specified under “STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING”) to our Secretary. The stockholder’s notice must set forth, as to each proposed nominee, the following: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of the corporation that are beneficially owned by such person; (d) a description of all arrangements or understandings between the nominating stockholder and such nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). In addition, the stockholder’s notice must set forth, as to such stockholder, the information described under “STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING”. The presiding officer of the meeting may refuse to acknowledge any stockholder nomination not made in compliance with the foregoing procedure.

Director Qualifications.  While the Executive, Nominating and Corporate Governance Committee has not established formal procedures or specific minimum qualifications for the evaluation of director candidates, the candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with the Company’s Code of Business Conduct. Additionally, candidates and nominees must ultimately reflect a Board that is composed of directors who (i) have broad and relevant experience, (ii) are predominantly independent, (iii) are of high integrity, (iv) have qualifications that will increase overall Board effectiveness and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Identifying and Evaluating Nominees for Directors.  Typically, any new candidates for nomination to the Board are suggested by existing directors or our executive officers, although candidates may also come to our attention through stockholders, professional search firms or other persons. The Executive, Nominating and Corporate Governance Committee of the Board will carefully review the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Committee’s discretion, include a review solely of information provided to the Committee or it may also include discussion with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Executive, Nominating and Corporate Governance Committee determines whether the candidate will meet the independence standards set forth in the

SEC rules and regulations and the applicable listing standards of the Nasdaq Global Market, and the level of the candidate’s financial expertise. In the case of incumbent directors whose terms of service are set to expire, the Executive, Nominating and Corporate Governance Committee reviews such directors’ overall service to our Company during their terms, including attendance at meetings, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the applicable SEC rules and regulations and the applicable listing standards of the Nasdaq Global Market. The Committee shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors, including character, integrity, reputation, business judgment, independence, relevant business and industry expertise, diversity of experience, geographic location of the candidate, length of service and other criteria. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the Executive, Nominating and Corporate Governance Committee using the same criteria as other candidates. Candidates are first screened by the Executive, Nominating and Corporate Governance Committee, and if approved by the Executive, Nominating and Corporate Governance Committee, they are then screened by other members of the Board. The full Board approves the final nomination(s) based on recommendations from the Executive, Nominating and Corporate Governance Committee. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, national origin, age, medical condition or disability, sexual orientation, veteran status or any other characteristic protected by law.

Code of Business Conduct

Our Company is committed to maintaining the highest standards of business conduct and ethics. We have adopted a Code of Business Conduct for our directors, officers and other employees. The Code of Business Conduct reflects our values and the business practices and principles of behavior that support this commitment. The Code of Business Conduct is available on our website at http://investor.theorchard.com by clicking on the link “Highlights” under the heading “Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or Nasdaq, on our website.

Communications with the Board by Stockholders

We maintain a process for stockholder communication with the Board. Stockholders wishing to communicate with our Board, a committee of the Board or an individual Board member concerning our Company may do so by writing to the Board, the committee or to the particular Board member, and mailing the correspondence to: Attention: Board of Directors, c/o Secretary, The Orchard Enterprises, Inc., 23 East 4th Street, 3rd Floor New York, New York 10003. The envelope should indicate that it contains a stockholder communication. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed unless the Secretary determines that the communication is a business solicitation or advertisement, or requests general information about our Company.

Director Compensation

From January 1, 2008 through June 3, 2008, each director who was not also an employee was entitled to receive a fee of $36,000 per year, except the chairperson of the Audit Committee was entitled to receive $40,000 and the Chairman of the Board was entitled to receive $50,000 per year. Each non-employee director also was entitled to receive $500 per committee meeting attended. Directors were reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or the committee thereof. On April 29, 2008, the Compensation Committee recommended, and the Board adopted, a revised Non-Executive Directors’ Compensation Program (“DCP”), to be effective June 4, 2008, subject to stockholder approval of the The Orchard Enterprises, Inc. 2008 Stock Plan. On June 4, 2008, our stockholders approved the plan and the DCP became effective. Under the DCP each director who was not also an employee was entitled to receive a fee of $40,000 per year, with an additional annual fee of $3,000 payable to each committee chairman. The directors do not receive any separate fees for attendance at Board or committee meetings. Our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors. In addition, under the DCP, each non-employee director received a restricted stock award for a number of shares of common stock having a value of $50,000 based on the closing price of our common stock on the date of grant, with the initial grant on June 4, 2008 vesting one-third on the date of grant and one-third on each of the subsequent two annual meeting dates (provided that such director continues to serve until the time of such future annual meetings). The Chairman of the Board also received an additional restricted stock award with a grant date value of $20,000 determined on the same basis and vesting in the same manner. In accordance with the DCP, each non-employee director also received a grant of options to purchase a number of shares of common stock equal to $50,000 divided by an amount equal to one-third of the closing price of our common stock on the grant date. This division by one-third was intended to approximate the share-based compensation expense attributable to such options under the Trinomial Lattice Method, which we use for accounting purposes under SFAS No. 123R. These options have an exercise price per share equal to the closing price of our common stock on the date of grant and a term of 10 years, with the initial grant on June 4, 2008 vesting one-third on the date of grant and one-third on each of the subsequent two annual meeting dates (provided that such director continues to serve until the time of such future annual meetings). These grants to non-employee directors were made pursuant to the terms of the Company’s 2008 Stock Plan.

The following table summarizes compensation paid to those who served as non-employee directors during any portion of the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total Compensation ($)
David Altschul	$29,800	$26,436	$21,789	$78,025
Viet Dinh	32,025	26,436	27,770	86,231
Michael Donahue	31,525	37,009	27,770	96,304
Nathan Peck	24,725	26,436	21,789	72,950
Danny Stein	31,525	26,436	21,789	79,750
Joel Straka	23,000	26,436	21,789	71,225
Terry Hatchett	8,000	—	—	8,000
Clayton Trier	9,750	—	—	9,750

(1)	Represents the share-based compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2008 for the estimated fair value of restricted stock grants to non-employee directors in 2008. The estimated fair value of the restricted stock was calculated in accordance with SFAS No. 123R, based on the closing price of our common stock on the date of grant. For additional information, refer to Note 3 and Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 30, 2009. This amount represents the Company’s accounting expense for the restricted stock grants and does not correspond to the actual value that may be recognized by each director.
(2)	Represents the share-based compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2008 for the estimated fair value of stock option grants to non-employee directors in 2008 and prior years. The estimated fair value of the stock options was calculated in accordance with SFAS No. 123R. For information on the valuation assumptions we used to estimate the fair value of the stock option grants, refer to Note 3 and Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 30, 2009. This amount represents our accounting expense for the stock option grants and does not correspond to the actual value that may be recognized by each director.
(3)	The aggregate number of stock option grants outstanding at December 31, 2008 for each such director or former director was 190,740 of which 38,790 (10,000 granted during 2007) for Mr. Altschul; 32,790 (4,000 granted during 2007) each for Messrs. Donahue and Dinh, 28,790 each for Messrs. Peck, Stein and Straka . The aggregate grant date estimated fair value of options granted to our non-employee directors in 2008, computed in accordance with SFAS No. 123R, was $156,886.

On March 13, 2009, the Compensation Committee recommended, and the Board agreed to consider adopting a revised Non-Executive Directors’ Compensation Program (the “2009 DCP”), to be effective June 2, 2009, provided that the proposed amendments to The Orchard Enterprises, Inc. 2008 Stock Plan is adopted by Company stockholders on that date. The 2009 DCP eliminates the stock option component of the DCP and otherwise contains the other components of the DCP described above.

Vote Required

The seven (7) nominees for director receiving the highest number of affirmative Votes Cast will be elected as a director.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Marcum & Kliegman LLP as our independent registered public accounting firm for the year ending December 31, 2009. Marcum & Kliegman LLP is an independent registered public accounting firm and has audited the Company’s consolidated financial statements for the years ended December 31, 2007 and 2008.

The Board is asking the stockholders to ratify the selection of Marcum & Kliegman LLP as our independent registered public accounting firm for 2009. Although not required by law, by rules of Nasdaq or by our Bylaws, the Board is submitting the selection of Marcum & Kliegman LLP to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.

Representatives of Marcum & Kliegman LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

To help ensure the independence of the independent registered public accounting firm, our Audit Committee has adopted a policy requiring the Audit Committee’s pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee has reviewed all services provided by Marcum & Kliegman LLP, and has concluded that the provision of such services was compatible with maintaining Marcum & Kliegman LLP’s independence in conducting its auditing functions.

Dismissal of Prior Auditors

As previously reported, during November 2007, the Audit Committee requested proposals from auditing firms for the Company’s 2007 audit. This decision was made following the completion of our acquisition of Orchard NY on November 13, 2007, and the subsequent relocation of the Company’s corporate headquarters and all operations of the combined company from Sacramento, California to New York, New York. After review and consideration of various proposals, effective December 19, 2007, the Audit Committee approved the engagement of Marcum & Kliegman LLP as the independent registered public accountants (the “auditors”) of the Company for the fiscal year ending December 31, 2007, and dismissed the firm of Perry-Smith, LLP (“Perry-Smith”) as auditors.

Perry-Smith’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2006 and 2005 and through December 19, 2007, there were no disagreements with Perry-Smith on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Perry-Smith, would have caused Perry-Smith to make reference to the matter in their report. During the two fiscal years ended December 31, 2006 and 2005 and through December 19, 2007, there were no “reportable events” (as defined in Regulation S-K, Item 304(a)(1)(v)). The Company requested Perry-Smith to furnish the Company with a letter addressed to the SEC stating whether it agreed with the above statements. A copy of Perry-Smith’s letter, dated December 19, 2007, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2007.

Fee Information

The following table presents fees for audit, audit-related, tax and other services rendered by Marcum & Kliegman LLP, our independent registered public accounting firm, for the years ended December 31, 2007 and 2008:

Service Category	2007(a)(b)	2008(c)
Audit Fees	$497,000	$376,734
Audit-Related Fees	—	315,000
Tax Fees	—	—
All Other Fees	—	21,075
Total	$497,000	$712,809

(a)	During 2007, Perry-Smith, LLP, our prior auditors, received fees of $94,639, $28,415 and $44,280 for audit, audit-related and tax services, respectively, provided to us.
(b)	Of the $497,000, $472,000 was paid in 2008.
(c)	Of the $712,809, $279,084 was paid in 2009.

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s interim financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; and “Tax Fees” are fees for tax compliance, tax advice and tax planning. For 2008, “All Other Fees” represented fees related to the review of the Company’s compliance with the Sarbanes-Oxley Act.

Vote Required

The affirmative vote of a majority of the Votes Cast is required for approval of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUS & KLIEGMAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is primarily responsible for assisting the Board of Directors in fulfilling its oversight responsibility by reviewing the financial information that will be provided to stockholders and others, appointing and reviewing the work performed by the independent registered public accounting firm, evaluating the Company’s accounting policies and its system of internal controls that management has established, and reviewing with management significant financial transactions including any related-party transactions, the reasonableness of significant judgments made by management and the clarity of disclosures made in the financial statements. Management is responsible for the Company’s financial reporting process, including the preparation of its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, and its system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing its opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

The Audit Committee reviewed and discussed the audited consolidated financial statements included in the Company’s 2008 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles used by the Company, the reasonableness of significant management judgments and estimates made in the accounting process, and the clarity and completeness of disclosures in the consolidated financial statements. The Audit Committee also met with the Company’s management to discuss their review of the Company’s disclosure controls and procedures and internal accounting and financial controls in connection with the preparation and filing of the 2008 Annual Report on Form 10-K and received notice that each of the Company’s Chief Executive Officer and Chief Financial Officer signed the certificates required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with Marcum & Kliegman LLP, the Company’s independent registered public accounting firm, the overall scope of work for its 2008 audit. The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2008 with Marcum & Kliegman LLP, and met with representatives of the firm, with and without management present, to discuss the results of its audit work, its evaluations of the Company’s internal controls, and its assessment of the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with Marcum & Kliegman LLP the matters required to be discussed by the Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received and reviewed the written disclosures and the letter from Marcum & Kliegman LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Marcum & Kliegman LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee also selected Marcum & Kliegman LLP to audit the Company’s consolidated financial statements for the year ending December 31, 2009.

The Audit Committee has relied, without independent verification, on management’s representations that the consolidated financial statements for 2008 are complete, free of material misstatement and prepared in accordance with accounting principles generally accepted in the United States, and on the opinion and representations made by Marcum & Kliegman LLP in its report on the Company’s consolidated financial statements, including its representations that Marcum & Kliegman LLP is independent and the audit was performed in accordance with auditing standards generally accepted in the United States. The Audit Committee’s oversight does not provide assurance that management’s and Marcum & Kliegman LLP’s opinion and representations referred to above are correct.

Respectfully,

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Nathan Peck (Chairman)
Michael Donahue
Joel Straka

PROPOSAL THREE: APPROVAL OF AMENDMENTS TO
THE ORCHARD ENTERPRISES, INC. 2008 STOCK PLAN

Reasons for and Effect of the Proposed Amendments

The Orchard’s 2008 Stock Plan or “2008 Stock Plan” was approved by our Board of Directors on April 29, 2008 and by our stockholders on June 4, 2008.

On April 27, 2009, our Board of Directors approved amendments to the 2008 Stock Plan, subject to stockholder approval, which would, among other things:

•	increase the number of shares of common stock as to which award may be granted by 200,000 to 1,450,000, after giving effect to the automatic annual increase that occurred in 2009;
•	fix the automatic annual increase in the number of shares of common stock as to which awards may be granted at 400,000 for fiscal year 2010 instead of the current provision in the 2008 Stock Plan, under which the automatic annual increase would be the lesser of (a) 250,000 shares, (b) 5% of the number of shares of our common stock outstanding as of the first day of the fiscal year and (c) an amount determined by our Board of Directors, which provision will continue to apply for all future fiscal years;
•	add restricted stock units and cash incentive payments as additional types of awards that may be granted under the 2008 Stock Plan; and
•	enable payments of performance-based stock awards and performance-based cash incentive awards to certain executive officers that qualify as deductible for federal income tax purposes under Internal Revenue Code Section 162(m).

Our Compensation Committee and Board of Directors believe that the approval of the proposed amendments to the 2008 Stock Plan is necessary for our success. The Board of Directors believes that the proposed amendments to the 2008 Stock Plan will aid us in attracting and retaining directors, officers, key employees and consultants, as well as motivate such persons to exert their best efforts on our behalf. Adopting performance-based criteria will directly link managements’ and key employees’ personal interests to our long-term financial success and to growth in shareholder value. Although the 2008 Stock Plan currently permits the grant of performance-based awards, such awards would not comply with the requirements to preserve their deductibility under Section 162(m) of the Internal Revenue Code. The proposed amendments, if approved, would permit us to deduct certain performance-based stock and cash incentive awards paid to our named executive officers under Internal Revenue Code Section 162(m).

As of April 27, 2009, only 386,432 shares of our common stock remained available for future grant of stock-based awards under our 2008 Stock Plan, a number that our Compensation Committee and Board believe to be insufficient to meet our anticipated needs. Specifically, we currently do not have a sufficient number of shares reserved for issuance to issue restricted stock to our directors pursuant to the Non-Executive Directors Compensation Plan or the “DCP” based on our current stock price of $2.00 per share on April 22, 2008 and to provide long-term incentives to our management team, including executive officers. In addition, we expect that the proposed amendments will further strengthen the identity of interests of the directors, officers, and key employees with that of our stockholders. Therefore, our Compensation Committee recommended, and the full Board of Directors approved, subject to stockholder approval, adoption of the amendments to the 2008 Stock Plan.

The proposed increase of 200,000 shares of common stock as to which awards may be granted is solely to provide grants to the directors pursuant to the 2009 DCP. If the stockholders approve the proposed amendments, the Board will adopt the 2009 DCP, which eliminates the stock option component of the DCP but retains the other cash and stock components of the DCP as described under “Director Compensation”. Any shares not used for the 2009 grants to directors under the 2009 DCP will be added to the pool and available for grant to all participants. We also anticipate that the 400,000 shares we are asking stockholders to approve to be available for grant on January 1, 2010 as the 2010 annual increase will be utilized to pay the directors compensation in 2010 and to make further awards to our management team. We expect that the automatic increase of 250,000 shares that was added in January 1, 2009 will be used to grant long-term incentive-based awards to our management team, including our named executive officers, whether or not the amendments are adopted.

The following table summarizes the value and estimated number of shares of time-based vesting restricted stock that each non-employee director will receive if the proposed amendments to the 2008 Stock Plan are approved and the grants are made under the 2009 DCP. For purposes of the following table, the estimated amounts of restricted stock to be granted to the directors pursuant to the 2009 DCP are based on a price per share of our common stock of $2.00, the closing price per share of our common stock on the Nasdaq Global Market on April 22, 2009. While we expect that the automatic increase of 250,000 shares that was added in January 1, 2009 will be used to grant awards to our management team, including our named executive officers, regardless of whether the proposed amendments to the 2008 Stock Plan are approved, the number of such awards is currently unknown because it is within the discretion of the Compensation Committee to determine the type and amount of such awards. For purposes of the following table, the number and estimated value of restricted stock reflected for our executive officers is based on the number and value of restricted stock that was allocated to such executive officers for fiscal year 2008 under the 2008 Stock Plan.

NEW PLAN BENEFITS
The Orchard Enterprises, Inc. 2008 Stock Plan, as Amended

Name and Position	Dollar Value ($)	Number of Shares
David Altschul(1) Director	50,000	25,000
Viet Dinh(1) Director	50,000	25,000
Michael Donahue(1) Chairman of the Board and Director	70,000	35,000
Nathan Peck(1) Director	50,000	25,000
Danny Stein(1) Director	50,000	25,000
Joel Straka(1) Director	50,000	25,000
Greg Scholl(2) President and Chief Executive Officer	0	0
Nathan Fong(2) Chief Financial Officer	206,331	33,333
Brad Navin(2) Executive Vice President and General Manager	118,335	16,667
Dan Pifer(2) Executive Vice President, Operations and Technology	118,335	16,667
All current executive officers as a group	492,601	76,667
All current non-employee directors as a group	320,000	160,000
All employees, including non-executive officers, as a group	510,351	79,167

(1)	Represents restricted stock with a value of $50,000 ($70,000 for Mr. Donahue) to be awarded in 2009 to non-employee directors under the 2009 DCP, subject to stockholder approval of the proposed amendments to the 2008 Stock Plan.
(2)	The number of shares of restricted stock and value to be awarded to the named executive officers for fiscal 2009 is currently unknown.

General Terms of the 2008 Stock Plan

A summary of the principal features of the Amended and Restated 2008 Stock Plan, as proposed to be amended, is provided below, but is qualified in its entirety by reference to the full text of the Amended and Restated 2008 Stock Plan, as proposed to be amended, which is attached as Appendix A to this proxy statement.

General.  Our 2008 Stock Plan was approved by our Board and adopted by our stockholders in June 2008. The Board has approved certain amendments to the 2008 Stock Plan, subject to approval of such amendments by our stockholders. Our 2008 Stock Plan provides for the grant to our employees of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code (the “Code”), and for the grant to our employees, directors and consultants of nonstatutory stock options, stock appreciation rights and restricted stock. The purpose of the 2008 Stock Plan is to recognize and reward participants, primarily our senior management, for their efforts on our behalf, to attract and motivate management and employees by appropriate incentives to contribute to the attainment of our long-term performance objectives, and to align management’s and employees’ interests with those of stockholders through compensation based on the performance of our common stock over a long-term period.

Eligibility.  Non-statutory stock options, restricted stock and stock appreciation rights may be granted under the 2008 Stock Plan to our employees, directors, and consultants. Incentive stock options may be granted only to employees. As of March 31, 2009, we had 101 employees, seven directors (including one employee director) and 35 consultants.

Number of Shares of Common Stock.  Assuming stockholders approval of this proposal, a total of 1,450,000 shares of our common stock will be reserved for issuance pursuant to the 2008 Stock Plan, as amended, subject to increase in future years as described below. The number of shares in respect of any option or stock appreciation right that lapses or expires unexercised or is otherwise repurchased by us and any shares of restricted stock or restricted stock unit forfeited pursuant to the terms of the award will be added back to the available number of shares of common stock for which awards may be granted. In addition, the 2008 Stock Plan provides for future annual increases in the number of shares available for issuance on the first day of each fiscal year in an amount equal to the lesser of:

•	250,000 shares;
•	5% of the number of shares of our common stock outstanding on that day; or

•	such other lesser amount as our Board of Directors may determine.

Notwithstanding the previous sentence, subject to stockholder approval of this proposal, on the first day of fiscal year 2010, the number of shares available for issuance will be increased by 400,000 shares.

Administration of the Plan.  Our Compensation Committee will administer the 2008 Stock Plan, as amended. Our Compensation Committee has the power to determine the terms of the awards, including the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise.

Stock Options.  Our Compensation Committee will determine the exercise price of stock options granted under the 2008 Stock Plan, as amended, which must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years. Our Compensation Committee determines the term and vesting provisions of all stock options. After resignation or termination, an employee forfeits all unvested options and may exercise his or her vested options for a period of 90 days. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights.  Stock appreciation rights may be granted under the 2008 Stock Plan, as amended. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Our Compensation Committee determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted Stock Awards.  Restricted stock awards granted under the 2008 Stock Plan, as amended, are shares of our common stock that are earned (vest) in accordance with terms and conditions established by our Compensation Committee. Our Compensation Committee will determine the number of shares of restricted stock granted to any employee, director or consultant, the nature of the restrictions and the terms of vesting. While such restricted shares are outstanding but unvested, the certificates representing such shares are held in safe keeping by us, but the recipient receives any applicable dividends and other distributions and may vote such shares on all matters that come before the stockholders, unless otherwise provided in the award agreement. Shares of restricted stock that do not vest will be returned to the Company.

Restricted Stock Units.  Restricted stock units granted under the 2008 Stock Plan, as amended, allow the recipient to receive shares of our common stock, a payment equal to the value of one share of our common stock or a combination thereof that are earned in accordance with terms and conditions established by our Compensation Committee. Our Compensation Committee determines the number of restricted stock units granted to an employee, director or consultant, the nature of the restrictions and the terms of vesting. Restricted stock units that do not vest will lapse.

Cash Incentive Awards.  Cash incentive awards may be granted under the 2008 Stock Plan, as amended. Cash incentive awards allow the recipient to receive a payment of cash (or in the discretion of our Compensation Committee, common stock having value equivalent to the cash otherwise payable) that is contingent on achievement of Performance Measure(s) described below over a specified period established by the Compensation Committee.

Individual Limit on Awards.  No more than 200,000 shares of common stock may be granted under awards to any individual in a calendar year, taking into account all grants and awards under any other stock option and equity compensation plans that may be in place at the time. Not more than $500,000 may be granted under cash incentive awards to any individual in a calendar year.

Performance Measures.  The Compensation Committee may establish criteria for the vesting of awards granted pursuant to the 2008 Stock Plan, as amended. The criteria will be expressed either in terms of specified levels of, rates of change or relative changes in, one or more of the following measures: (a) stock price; (b) earnings per share; (c) return to stockholders (including dividends); (d) return on equity; (e) revenues; (f) sales; (g) revenue growth; (h) EBITDA; (i) operating income or operation profit; (j) net income; (k) gross margin; (l) gross margin percentage; (m) operating margin; (n) return on capital or return on invested capital; (o) economic value added; (p) economic profit; (q) cash flows; (r) cash flows from operations; (s) market share; (t) costs; (u) capital expenditures; (v) working capital; (w) net fixed assets; (x) accounts’ receivable; (xi) catalogue productivity; and (xii) catalogue growth. The Compensation Committee may specify adjustments to the criteria for certain events, including (i) discontinued operations, categories or segments; (ii) acquisitions or mergers; (iii) divestitures; (iv) cumulative effect of changes in accounting rules and methods; (v) material impairment or disposal losses; (vi) restructuring costs; (vii) business losses from economic, political and legal changes; (viii) retained and uninsured losses from natural catastrophe; (ix) extraordinary items; (x) currency fluctuations and (xi) other unusual or nonrecurring events.

Restrictions on Transferability.  The 2008 Stock Plan, as amended, does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. Upon the death of a recipient, all grants or awards become fully vested.

Adjustments upon Change in Control.  The 2008 Stock Plan, as amended, provides that, in the event of a change in control of our company, all outstanding options and stock appreciation rights will accelerate and become exercisable, and all restrictions on restricted stock awards will lapse. Any options or stock appreciation rights not assumed in a change of control transaction will terminate immediately prior to such change of control.

Amendment and Termination of the Plan.  The 2008 Stock Plan, as amended, will automatically terminate on December 1, 2015, unless we terminate it sooner. In addition, our board of directors has the authority to suspend or terminate the 2008 Stock Plan, as amended, provided such action does not impair the rights of any participant.

Withholding.  Applicable taxes required by law will be withheld or collected from the participant in respect of all awards. The amount of the withholding requirement will be calculated to include any amount which the Committee believes should be withheld to satisfy federal, state, local and any other taxing jurisdictions at the time the tax is due. We may defer making any payment or delivery of shares of our common stock pursuant to the grant or settlement of any award until the participant pays or indemnifies us for all required withholding taxes.

U.S. Federal Income Tax Information

Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the excess of the fair market value of the shares at the time of exercise of the option over the option price will be an item of tax preference for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to (1) the difference between the exercise price and the fair market value of the shares at the date of the option exercise, or (2) if the disposition is a taxable sale or exchange, the amount of gain recognized if such amount is less than the amount determined under clause (1). Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock.  A participant generally will not recognize taxable income at the time an award of restricted stock is granted. Instead, in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested), he or she will recognize ordinary income in an amount equal to the fair market value of the restricted stock at that time less any amount paid for the shares on the date the award is granted. However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (determined without regard to the restrictions) less any amount paid for the shares on the date the award is granted. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount and at the same time as the income recognized by the participant.

Restricted Stock Units.  The award of restricted stock units generally will not result in any immediate tax consequences to us or the participant. Upon payment of a restricted stock unit, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Cash Incentive Awards.  A recipient of a cash incentive award will recognize ordinary taxable income at the time of receipt of cash with respect thereto equal to the amount of any cash received. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the recipient.

Stock Appreciation Rights.  A participant will not recognize taxable income at the time he or she is granted a stock appreciation right. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. Unless limited by

Section 162(m) of the Code, we are generally entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Dividends.  Dividends will ordinarily be taxed to the recipient at ordinary income tax rates when paid. In most cases they will be treated as additional compensation that we will be entitled to deduct at that time, subject to the limitations of Section 162(m) of the Code.

Performance Compensation Awards.  The designation of an award as a performance compensation award will have no tax consequences to the employee. Under Section 162(m) of the Code, the annual compensation paid to covered executive officers may not be deductible to the extent it exceeds $1 million. The designation of an award as a performance compensation award will, however, enable such an award to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Code if the conditions of Section 162(m) of the Code are met. These conditions include, disclosure to our stockholders of the material terms under which the compensation is to be paid (including the material terms of any applicable performance goals), stockholder approval of the 2008 Stock Plan and setting limits on the number of awards that any individual may receive per year. The 2008 Stock Plan has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, which permits us to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A BRIEF SUMMARY OF THE PRINCIPAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN, BASED ON CURRENT U.S. FEDERAL INCOME TAX LAWS APPLICABLE TO U.S.-BASED PARTICIPANTS PROVIDING SERVICES TO A U.S.-BASED ENTITY. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY, WHICH MAY BE SUBSTANTIALLY DIFFERENT.

Vote Required

The affirmative vote of a majority of the Votes Cast is required for approval of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE ORCHARD ENTERPRISES, INC. 2008 STOCK PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, namely the 2008 Stock Plan, and the number of shares available for future issuance.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	800,999	5.90	136,432	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	800,999	5.90	136,432	(1)

(1)	The 2008 Stock Plan provides for future annual increases in the number of shares available for issuance on the first day of each fiscal year in an amount equal to the lesser of:
•	250,000 shares;
•	5% of the number of shares of our common stock outstanding on that day; or
•	such other lesser amount as our Board of Directors may determine.

Notwithstanding the foregoing, subject to stockholder approval of the proposal to amend the 2008 Stock Plan, on the first day of fiscal year 2010, the number of shares available for issuance will be increased by 400,000 shares. In 2009, the automatic annual increase was 250,000 shares.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 22, 2009 by (i) each person that we know is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the named executive officers named in the “Summary Compensation Table” below, and (iv) all named executive officers and directors as a group. We have relied exclusively upon information provided to us by our directors and named executive officers and copies of documents sent to us that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or dispositive power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of our common stock beneficially owned by them. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of (i) the 6,274,109 shares of common stock outstanding on April 22, 2009, (ii) the shares of common stock into which the shares of the Company’s Series A Preferred Stock held by such individual or group outstanding on April 22, 2009 were convertible, and (iii) the number of shares of common stock that such person or group had the right to acquire on or within 60 days after April 22, 2009. The address for each stockholder listed in the table below is c/o The Orchard Enterprises, Inc., 23 East 4th Street, 3rd Floor, New York, New York 10003, unless otherwise specified.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
Dimensional Associates, LLC(2)	4,197,513	54.0%
Danny Stein(3),(4)	4,226,302	54.3%
David Altschul(4)	38,789	*
Viet Dinh(4)	32,789	*
Michael Donahue(4)	36,627	*
Nathan Peck(4)	28,789	*
Greg Scholl(5)	247,727	3.9%
Joel Straka(4)	28,789	*
Nathan Fong(6)	49,121	*
Brad Navin(7)	32,916	*
Dan Pifer(8)	35,416	*
All current directors and executive officers as a group (11 persons)(9)	4,813,640	60.1%

*	Represents less than 1% of the outstanding shares of common stock.
(1)	To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.
(2)	Includes 2,709,276 shares of common stock and 446,918 shares of Series A Convertible Preferred Stock (which are convertible into 1,488,237 shares of common stock) owned by Dimensional Associates, LLC. JDS Capital, L.P. holds a 90% membership interest in Dimensional. JDS Capital Management, LLC is the general partner of JDS Capital. Joseph D. Samberg has a 10% direct membership interest in, and is managing member of, Dimensional and is managing member of JDS Capital Management. The address of Dimensional is 1091 Boston Post Road, Rye, NY 10580, and the address of JDS Capital, JDS Capital Management and Joseph D. Samberg is 767 Third Avenue, NewYork, NY 10017.
(3)	Includes 2,709,276 shares of common stock and 446,918 shares of Series A Convertible Preferred Stock (which are convertible into 1,488,237 shares of common stock) owned by Dimensional Associates, LLC, of which Mr. Stein is a director.
(4)	Does not include restricted stock award that may occur on June 2, 2008 under the Non-Executive Directors Compensation Program. See “Director Compensation” appearing in this Proxy Statement.
(5)	Includes 162,101 shares of common stock and 1,267 shares of Series A Convertible Preferred Stock

(which are convertible into 4,219 shares of common stock). Also includes 5,000 shares of common stock held by his wife and 81,407 shares issuable upon exercise of stock options that are exercisable on or within 60 days of April 22, 2009.
(6)	Includes 35,233 shares of common stock and 13,888 shares issuable upon exercise of stock options that are exercisable on or within 60 days of April 22, 2009.
(7)	Includes 28,333 shares of common stock and 4,583 shares issuable upon exercise of stock options that are exercisable on or within 60 days of April 22, 2009.
(8)	Includes 30,833 shares of common stock and 4,583 shares issuable upon exercise of stock options that are exercisable on or within 60 days of April 22, 2009.
(9)	Includes 56,375 shares of common stock beneficially owned by Steven Haase, who is an executive officer, but not a named executive officer.

Acquisition of Orchard NY

On November 13, 2007, we acquired Orchard NY through the merger of a newly formed subsidiary of ours with and into Orchard NY (the “Merger”). In connection with the Merger, we issued an aggregate of 2,862,910 shares of our common stock and 446,918 shares of our Series A Convertible Preferred Stock (which are convertible into an aggregate of 1,488,237 shares of our common stock) to the former stockholders of Orchard NY. In addition, we assumed Orchard NY’s obligations under its outstanding deferred stock awards, obligating us to issue an aggregate of 157,683 shares of our common stock and 1,915 shares of our Series A Convertible Preferred Stock (which are convertible into an aggregate of 6,377 shares of our common stock).

Of the shares issued in connection with the merger, Dimensional Associates, of which Danny Stein is a director, received 2,709,276 shares of common stock and 446,918 shares of Series A Convertible Preferred Stock; 23,203 shares of common stock were issued to Steve Haase; and the Company assumed Orchard NY’s obligations with respect to a deferred stock award to Greg Sholl relating to 114,679 shares of common stock and 1,393 shares of Series A Convertible Preferred Stock.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following sets forth certain information regarding our executive officers.

Name	Age	Position(s)
Greg Scholl	39	President, Chief Executive Officer and Director
Nathan Fong	45	Executive Vice President and Chief Financial Officer
Brad Navin	38	Executive Vice President and General Manager
Dan Pifer	40	Executive Vice President, Operations and Technology
Steve Haase	34	Executive Vice President, Business Development

For information concerning Mr. Scholl, see “Election of Directors.”

Nathan Fong joined The Orchard as Chief Financial Officer in February 2008 and was designated Executive Vice President and Chief Financial Officer in April 2008. From 2007 until he joined The Orchard in February 2008, Mr. Fong served as Chief Financial Officer for In-Demand Networks. From 2004-2007, he served as Chief Financial Officer, Rodale International, Rodale, Inc. From 2003-2004, Mr. Fong was Senior Vice President, Chief Financial Officer for Discovery Networks International, Discovery Communications, Inc. From 1997-2003, Mr. Fong served as Regional Vice President, Asia Pacific and later Divisional Vice President of Finance and Administration for Twentieth Century Fox International. Mr. Fong has a B.A. degree in accounting from Michigan State University and an M.B.A. degree from the University of Rochester and is a certified public accountant.

Brad Navin has been Executive Vice President and General Manager of the Company since April 2008, and prior thereto was Vice President, Global Licensing & Sales of the Company since its acquisition of Orchard NY in November 2007. Mr. Navin oversees all content licensing, sales and marketing, and label management. Prior to November 2007, Mr. Navin was Vice President of Licensing & Operations for Orchard NY, which he joined in 2004. From 1999 to 2004, Mr. Navin was VP, Music & Programming at Digital Club Network, and the Executive Director of the New York Nightlife Association in 1999. Mr. Navin was an artist manager with Invasion Group management from 1997 to 1999. Prior to that, Mr. Navin worked for booking agency Artist & Audience Entertainment (1995 to 1997), where he was instrumental in helping to break new artists. Mr. Navin holds a B.A. degree from Loyola College in Maryland.

Dan Pifer has been Executive Vice President, Operations and Technology since April 2008, and prior thereto was Vice President of Sales Operations of the Company since its acquisition of Orchard NY in November 2007. Prior to that, Mr. Pifer was Vice President of Sales Operations of Orchard NY. He joined Orchard NY in October 2006 and, during that time, was engaged in managing virtually all operations and technology, including content management, encoding and delivery to retail outlets, and development of all technology. From October 2004 to October 2006 Mr. Pifer was Vice President of Sales Operations for eMusic overseeing content management, royalties and licensing. From May 2003 to October 2004 Mr. Pifer was Vice President of eMusiclive (formerly Digital Club Network) where he oversaw production and technology. From June 2001 to May 2003, Mr. Pifer led a technology consulting company called Tech 23 Inc. From March 2000 to June 2001, Mr. Pifer was Manager of Network Development for Digital Club Network, where he directed the building of their streaming audio/video network of 50 music venues. From 1989 to 2000, Mr. Pifer was a professional musician. Mr. Pifer holds a B.A. degree from the Manhattan School of Music.

Steve Haase has been Executive Vice President, Business Development of the Company since January 2009, was Senior Vice President, Business Development of the Company from April 2008 to December 2008, and prior thereto was Vice President of Business Development of the Company since its acquisition of Orchard NY in November 2007. Mr. Haase is responsible for the Company’s digital music and video service sales relationships worldwide. Prior to that, Mr. Haase was Vice President of Business Development of Orchard NY from November 1997. From 1997 until 2003, he served as General Manager of Orchard NY overseeing virtually all departments, including content management, distribution, artist and label relations, operations and technology. From June until November 1997, Mr. Haase served as Head of A&R at Sol 3

Records, where he worked with emerging artists distributed by BMG and Warner Bros. Mr. Haase serves as a member of the Advisory Board of Music Intelligence Solutions. Mr. Haase holds a B.A. degree from Catholic University in Texas.

Summary Compensation Table

The following table summarizes the compensation of our “named executive officers” for the year ended December 31, 2008, determined on basis of rules recently adopted by the SEC relating to “smaller reporting companies.” Our named executive officers include our Chief Executive Officer, any other person who served as our principal executive officer at any time during 2008, our other three most highly compensated executive officers who were serving as such on December 31, 2008 and other individuals who would have been included as the most highly compensated executive officers if they had been an executive officer of the Company on December 31, 2008.

Name	Year		Salary $	Bonus $	Stock Awards $(1)	Option Awards $(2)	Non-Equity Incentive Plan Compensation $(3)	Nonqualifed Deferred Compensation Earnings $(4)	All Other Compensation		Total Compensation
Greg Scholl President and Chief Executive Officer	2008		275,000	50,000	132,793	56,979	62,500	—	—		577,272
	2007	(5)	250,000	—	27,555	7,896	250,000	663,789	250,000	(6)	1,449,240

Nathan Fong(7) Executive Vice President and Chief Financial Officer	2008		187,755	25,000	59,301	19,440	31,250	—	—		322,746

Brad Navin Executive Vice President and General Manager	2008		160,000	18,333	52,446	6,290	22,917	—	—		259,986
	2007	(8)	157,000	40,000	4,822	531	—	—	—		202,853

Dan Pifer Executive Vice President, Operations and Technology	2008		160,000	18,333	52,446	6,290	22,917	—	—		259,986
	2007		157,000	40,000	4,822	531	—	—	—		202,853

(1)	Represents the share-based compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2008 for the estimated fair value of restricted stock grants to named executive officers in 2008 and prior years. The estimated fair value of the restricted stock was calculated in accordance with SFAS No. 123R, based on the closing price of our common stock on the date of grant. For additional information, refer to Note 3 and Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 30, 2009. This amount represents the Company’s accounting expense for the restricted stock grants and does not correspond to the actual value that may be recognized by the named executive officer.
(2)	Represents the share-based compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2008 for the estimated fair value of stock option grants to named executive officers in 2008 and prior years, in accordance with SFAS No. 123R. For information on the valuation assumptions we used to estimate the fair value of the stock option grants, refer to Note 3 and Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 30, 2009. This amount represents the Company’s accounting expense for the stock option grants and does not correspond to the actual value that may be recognized by the named executive officer.
(3)	Represents cash awards under the Management Incentive Bonus Plan. The Compensation Committee approved the following fiscal year 2008 target bonuses for Messrs. Scholl, Fong, Navin and Pifer, respectively: $150,000, $75,000, $55,000 and $55,000. The Compensation Committee set the following performance criteria which were used to calculate these bonuses: revenue as reported on a GAAP-basis, gross margin percentage reported on a GAAP-basis and personal performance. For the first two performance criteria, specific performance metrics were used to determine the achievement of bonuses. The third performance criterion was discretionary and is reported under the “Bonus” column. No awards were made under the Management Incentive Bonus Plan in 2007. In 2007, Mr. Scholl received a cash award under a similar type of plan based on the results of Orchard NY for the year ended December 31, 2007.
(4)	Represents amounts related to deferred compensation granted by Orchard NY, the obligations for which were assumed by the Company as a result of the Merger. Amounts recorded represent the fair value of the deferred compensation at time of the grant and is composed of $435,704 in Common Stock and $312,739 in Series A Convertible Preferred Stock.
(5)	Of such amounts, $32,192 in salary, $27,555 in stock awards and $7,896 in option awards relate to periods after the acquisition of Orchard NY by the Company on November 13, 2007, and all other amounts relate to Orchard NY.
(6)	Represents $250,000 of additional compensation paid to Mr. Scholl for successful completion of the Merger.
(7)	Mr. Fong joined the Company in February 2008.
(8)	Of such amounts, $20,281 in salary, $4,822 in stock awards and $531 in option awards relate to periods after the acquisition of Orchard NY by the Company on November 13, 2007, and all other amounts relate to Orchard NY.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by our named executive officers at December 31, 2008.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market of Shares or Units of Stock That Have Not Vested ($)(1)
Greg Scholl President and Chief Executive Officer	27,775	5,558	7.44	11/13/2014	5,558	11,672
	38,459	86,541	5.18	6/6/2015

Nathan Fong Executive Vice President and Chief Financial Officer	11,109	22,224	6.19	2/20/2015	22,224	46,670

Brad Navin Executive Vice President and General Manager	2,082	2,918	7.44	11/13/2014	6,806	14,293
	1,666	3,334	7.10	2/28/2015	12,501	26,252

Dan Pifer Executive Vice President, Operations and Technology	2,082	2,918	7.44	11/13/2014	6,806	14,293
	1,666	3,334	7.10	2/28/2015	12,501	26,252

(1)	Based on the closing price of our common stock on December 31, 2008, the last day of fiscal 2008, of $2.10 per share.

Employment Agreements and Post-Termination Payments

We have entered into employment agreements with our current executive officers, including Messrs. Scholl, Fong, Navin, Pifer and Haase. Each agreement has a term of three years, unless earlier terminated by us without cause (as defined in the agreements) upon 30 days written notice or for cause (as defined in the agreements) upon 10 days written notice, unless cured by the executive where applicable. In addition, each executive may terminate the agreement upon written notice for good reason (as defined in the agreements) or no reason, as defined in the agreements. These agreements provide that if the executive’s employment is terminated by us for cause or voluntarily by the executive, such executive will be entitled to receive compensation and benefits through the date of termination, except that there will be no proration of any potential annual incentive bonus for the fiscal year in which termination occurs. In addition, these agreements, except for Mr. Scholl’s, provide that if the agreement is terminated by us without cause or by the executive for good reason, the executive will be entitled to receive compensation and benefits through the remaining term of the agreement or for a period of six months following the date of termination, whichever is shorter, and the executive shall be entitled to a pro rata portion of the annual incentive bonus otherwise due the executive for the fiscal year in which termination occurs. In the case of Mr. Scholl’s agreement, if Mr. Scholl’s employment is terminated by us without cause or by Mr. Scholl for good reason, he will be entitled to receive compensation and benefits through the remaining term of the agreement or for a period of one year following the date of termination, whichever is longer, and Mr. Scholl shall be entitled to a pro rata portion of the annual incentive bonus otherwise due for the fiscal year in which termination occurs.

As part of our employment agreement with Mr. Scholl, he received 33,333 restricted shares of our common stock as well as the option to purchase 33,333 shares of our common stock, pursuant to the terms and conditions of our 2008 Stock Plan. Such stock options and shares of restricted common stock are to vest quarterly in six equal installments. In the event that the agreement is terminated by us without cause or by the Mr. Scholl for good reason, such awards shall become fully vested. The stock options will expire seven years after November 13, 2007 the effective date of Mr. Scholl’s employment agreement.

As part of our employment agreement with Mr. Fong, he received 33,333 restricted shares of our common stock as well as the option to purchase 33,333 shares of common stock, pursuant to the terms and conditions of our 2008 Stock Plan. As part of our employment agreements with Messrs. Navin and Pifer, each received 11,667 restricted shares of our common stock as well as the option to purchase 5,000 shares of our common stock, pursuant to the terms and conditions of our 2008 Stock Plan. As part of our employment agreement with Mr. Haase, he received 10,000 restricted shares of our common stock as well as the option to purchase 5,000 shares of our common stock, pursuant to the terms and conditions of our 2008 Stock Plan. For each of these executives, the stock options and shares of restricted common stock granted are to vest 33.3% after the first twelve months and then quarterly in eight equal installments thereafter. In the event that the executive’s employment is terminated by us without cause or by the executive for good reason, the vesting of the foregoing awards will be accelerated by six months. The stock options will expire seven years after the effective date of the agreement.

Each employment agreement includes provisions that prohibit the executives from disclosing our confidential information and trade secrets, assigns all intellectual property developed by the executives in the course of their employment to us and prohibits the executives from competing with us or soliciting our employees during the term of the employment agreement and for a period ranging from six months to one year following termination of employment as specified in each executive’s agreement.

Each employment agreement also provides that each executive will be eligible to earn an incentive bonus on an annual basis payable as determined by the Management Incentive Bonus Plan. The Compensation Committee determines the targets, milestones, performance objectives and measurement criteria to be met each fiscal year and approves the payment of specific cash bonuses after the end of each fiscal year based upon the objective calculations and discretionary judgments called for in the bonus plan. Messrs. Scholl, Fong, Navin, Pifer and Haase earned incentive bonuses with respect to 2008 in the amounts of $112,500, $61,250, $41,250, $41,250 and $56,250, respectively.

In addition, to the grants made to the executive officers in connection with their employment agreements, in 2009 the following grants were made:

On June 6, 2008, Mr. Scholl received an additional stock option grant to purchase 125,000 shares of our common stock pursuant to the terms of our 2008 Stock Plan. Such stock options are to vest quarterly in thirteen equal installments beginning on June 6, 2008, subject to acceleration or termination in certain circumstances. The stock options will expire seven years after the date of grant.

On February 28, 2008, each of Messrs. Navin and Pifer received an additional grant of 16,667 restricted shares of our common stock as well as a stock option to purchase 5,000 shares of our common stock pursuant to the terms and conditions of our 2008 Stock Plan. The options and restricted shares of our common stock vest over a three year period and become exercisable or earned as to one-third of the shares on February 28, 2009, with quarterly vesting thereafter for a period of 24 months, subject to acceleration or termination in certain circumstances. The stock options will expire seven years after the grant date.

On April 18, 2008, Mr. Haase received an additional grant of 10,000 restricted shares of our common stock as well as a stock option to purchase 5,000 shares of our common stock, pursuant to the terms and conditions of our 2008 Stock Plan. The options and restricted shares of our common stock vest over a three year period and become exercisable or receivable as to one-third of the shares on February 28, 2009, with quarterly vesting thereafter for a period of 24 months, subject to acceleration or termination in certain circumstances. The stock options will expire seven years after the grant date.

All grants made to the executive officers will vest immediately upon a change of control. Pursuant to the 2008 Stock Plan, a change of control means an event or the last of a series of related events by which:

(a)	any person directly or indirectly acquires or otherwise becomes entitled to vote stock having a 51% or more of the voting power in elections for directors;
(b)	the Company merges or consolidates with another corporation, and holders of outstanding shares of the our common stock immediately prior to the merger or consolidation do not own stock in the surviving entity having more than 50% of the voting power in elections for directors; or
(c)	the Company sells all or a substantial portion of its consolidated assets and the Company does not own stock in the purchaser having more than 50% of the voting power in elections for directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. To our knowledge, based solely upon our review of such forms or certain written representations from such reporting persons, other than Mr. Scholl who filed two Forms 4 late relating to three transactions (each of which was an exempt disposition of shares to cover taxes), we believe that in 2008 all of our executive officers, directors and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

CERTAIN TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their performance of services on our behalf. The form of indemnification agreement is filed as an exhibit to our Annual Report on Form 10-K.

TRANSACTIONS WITH RELATED PERSONS

Operating Lease With Affiliate.  In April 2006, the Company began utilizing space subleased by eMusic.com, with no formal sublease agreement in place. eMusic.com is an entity controlled by Dimensional. Payments to the lessee were made directly by the Company for the space utilized. In August 2007, the sublease to this space was assigned to the Company by eMusic.com, accordingly there was no related party expense for the year ended December 31, 2008. We incurred an expense of $193,696 related to the sublease for the year ended December 31, 2007. The lease expired in January 2009.

Legal Costs.  The Company has engaged several outside legal firms to represent its general business interests. One such firm employs a family member of Mr. Stein, a member of our Board of Directors. Amounts included in operating expenses in connection with the services performed by this legal firm were $478,143 for the year ended December 31, 2008 and $2,263 for the year ended December 31, 2007. In addition, we incurred $178,354 and $1,070,109 of expenses, respectively, for fees in connection with the merger between the Company and Orchard NY and our purchase of the Assets of TVT Records as Debtor in Possession.

Distribution Services With eMusic.  eMusic provides digital music distribution services to the Company under a Digital Music Wholesale Agreement, dated January 1, 2004, as amended on March 12, 2007. eMusic is an entity controlled by Dimensional. The agreement grants eMusic worldwide rights, on a non-exclusive basis, to exploit the Company’s master recordings digitally and via the Internet through June 30, 2010. Pursuant to the agreement, the Company is entitled to better royalty terms if eMusic allows any other independent record label such better terms during the term of the agreement, or a “Most Favored Nation” clause. Amounts included in revenues in connection with these services were $4,531,245 and $3,014,494 for the years ended December 31, 2008 and December 31, 2007, respectively.

In addition, Mr. Stein has served as the chief executive officer of eMusic.com since March 2009 and prior to that served as Interim Chief Executive officer of eMusic.com beginning in October 2008.

Other.  The Company has distribution agreements with certain labels whereby it is not permitted to charge distribution fees to the label or artist for sales by eMusic. For the years ended December 31, 2008 and 2007, the Company received revenues of $759,379 and $840,629, respectively, from eMusic relating to such agreements. These amounts were recorded in revenues with an equal amount recorded in cost of revenues.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders that are intended for inclusion in our proxy statement relating to the 2010 Annual Meeting of Stockholders of our Company must be received by us at our offices at 23 East 4th Street, 3rd Floor, Attention: Secretary, not later than January 4, 2010 and must satisfy the conditions established by the SEC for stockholder proposals in order to be included in our proxy statement for that meeting. Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to advance notice procedures.

Under our Bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by us, not later than March 5, 2010. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of our shares that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in the stockholder’s capacity as a proponent to a stockholder proposal. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Alexis H. Shapiro
Secretary

New York, New York
April 29, 2009

APPENDIX A

[Note: Following is the text of the proposed Amended and Restated Orchard Enterprises, Inc. 2008 Stock Plan, which has been marked to indicate proposed changes in the currently effective Orchard Enterprises, Inc. 2008 Stock Plan. Proposed additions are indicated by a double underscore and proposed deletions are indicated by a ~~strikethrough~~.]

~~The~~ Amended and Restated
Orchard Enterprises, Inc. 2008 Stock Plan
(as approved by stockholders on June ~~4~~__, 2008)

Preamble

The ~~Digital Music Group, Inc. Amended and Restated~~ Orchard Enterprises, Inc. 2008~~2005~~Stock Plan is further amended and restated as set forth herein, and nothing herein is intended to substantively alter or adversely impact Awards previously granted.

Article 1
Purpose

The purpose of this plan is to recognize and reward participants for their efforts on the Company’s behalf, to motivate participants by appropriate incentives to contribute to the Company’s attainment of its long-term performance objectives, and to align participants’ interests with those of the Company’s other stockholders through compensation based on the performance of the Company’s common stock over a long-term period.

Article 2
Definitions

Award means an Option, SAR Award, ~~or~~ Restricted Stock, Restricted Stock Unit or Cash Incentive Award under the Plan.

Award Agreement means a written or electronic agreement between the Company and a Participant incorporating the terms of an Award to the Participant.

Board means the Company’s Board of Directors.

Cash Incentive Award means the right to receive a payment of cash (or in the discretion of the Committee, Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of Performance Measure(s) over a specified period established by the Committee granted to an Eligible Person under Article 5.

Change of Control is defined in Article 6.

Common Stock means the Company’s common stock, par value $.01 per share.

Committee is defined in Section 3.1. Unless the Board designates a different committee, the Compensation Committee of the Board shall serve as the Committee.

Company means The Orchard Enterprises, Inc., a Delaware corporation.

Consultant means any individual serving as a consultant, advisor or vendor rendering services to the Company or a Subsidiary.

Director means a member of the Board of Directors of the Company.

Eligible Person means, in respect of all types of Awards except ISOs, any Employee, Director or Consultant and, in respect of ISOs, any Employee.

Employee means a full-time employee of the Company or a Subsidiary.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Expiration Date means the last day on which an Option or SAR may be exercised.

Fair Market Value means, for a given day, the value of a share of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, the last reported sales price of a share of Common Stock on such exchange or market system on the date of determination; and

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a share of~~the~~ Common Stock quoted on the date of determination.

Grant Date means, in respect of an Award, the date that the Committee grants the Award or any later date that the Committee specifies as the effective date of the Award.

IRC means the Internal Revenue Code of 1986, as amended.

ISO means an incentive stock option described in § 422 of the IRC.

NSO means a nonstatutory stock option (i.e., a stock option that is not an ISO).

Option means an option to purchase shares of Common Stock granted to an Eligible Person under Article 5. An Option shall be either an ISO or a NSO as the Committee designates.

Participant means any Eligible Person who holds an Award under the Plan.

Performance Measures means the criteria established by the Committee which can be expressed either in terms of specified levels of, rates of change or relative changes in, one or more of the following measures: (a) stock price; (b) earnings per share; (c) return to stockholders (including dividends); (d) return on equity; (e) revenues; (f) sales; (g) revenue growth; (h) EBITDA; (i) operating income or operating profit; (j) net income; (k) gross margin; (l) gross margin percentage; (m) operating margin; (n) return on capital or return on invested capital; (o) economic value added; (p) economic profit; (q) cash flows; (r) cash flows from operations; (s) cash balances; (t) market share; (u) costs; (v) capital expenditures; (w) working capital; (x) net fixed assets; (y) accounts’ receivable; (z) catalogue productivity and (aa) catalogue growth.

The preceding criteria may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. The preceding criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable or be subject to adjustment as may be specified by the Committee within the first 90 days of the applicable performance period or such other number of days as may be required by § 162(m) of the IRC for (i) discontinued operations, categories or segments; (ii) acquisitions or mergers; (iii) divestitures; (iv) cumulative effect of changes in accounting rules and methods; (v) material impairment or disposal losses; (vi) restructuring costs; (vii) business losses from economic, political and legal changes; (viii) retained and uninsured losses from natural catastrophe; (ix) extraordinary items; (x) currency fluctuations or (xi) other unusual or nonrecurring events (the “Performance Measure Adjustments”).

Plan means this plan, as it may be amended. The name of this Plan is the “The Orchard Enterprises, Inc. 2008 Stock Plan.”

Post-Split Basis means after giving effect to the one-for-three reverse stock split of the Common Stock, effective November 14, 2007.

Restricted Stock means shares of Common Stock issued to an Eligible Person under Article 5.

Restricted Stock Unit means a contractual right to receive a payment equal to the value of one share of Common Stock, or one share of Common Stock plus cash, as described more particularly in the Award Agreement, awarded to an Eligible Person under Article 5.

SAR, or stock appreciation right, means a contractual right to receive a payment representing the excess of the Fair Market Value of a share of Common Stock on the date that the right is exercised over the base price per share of the right.

SAR Award means an award of a Stand-Alone SAR or Tandem SAR to an Eligible Person under Article 5.

Series A Preferred Stock means the Company’s Series A Convertible Preferred Stock.

Stand-Alone SAR means an SAR that is not related to an Option.

Subsidiary means a “subsidiary corporation” as defined in § 424(f) of the IRC.

Tandem SAR means an SAR that is related to an Option.

Termination Date means the date of termination of employment of an Employee by the Company or a Subsidiary. A transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company or to another Subsidiary, shall not be considered a termination of employment, nor will transfer from full-time employment to a consulting agreement, provided that the terms of the consulting agreement are set forth in writing and such agreement is for one year or less (including all option periods). Notwithstanding the foregoing, with respect to any Award that is subject to § 409A of the IRC, Termination Date means “separation from service” as that term is defined in the final regulations issued under § 409A of the IRC, unless a different definition is set forth in the applicable Award Agreement.

Article 3
Administration

3.1 Committee

The Board of Directors shall designate a committee of the Board (the “Committee”) to administer the Plan. The Committee shall consist of two or more directors, all of whom shall be (i) “non-employee directors” as defined in Rule 16b-3 under the Exchange Act, (ii) “independent directors” under the applicable listing standards of the primary exchange or market on which the Company’s Common Stock is listed for trading, and (iii) “outside directors” under § 162(m) of the IRC. Unless otherwise determined by the Board, the members of the Compensation Committee of the Board shall constitute the Committee for purposes of this Plan.

3.2 Authority

Subject to the terms of the Plan, the Committee shall have the authority to select the Eligible Persons to whom Awards are to be granted and to determine the time, type, number of shares, restrictions, limitations and other terms and conditions of each Award.

The Committee may interpret the Plan, adopt, revise and rescind policies and procedures to administer the Plan, and make all factual and other determinations required for the Plan’s administration.

Awards under the Plan need not be uniform in respect of different Eligible Persons, whether or not similarly situated. The Committee may consider such factors as it deems relevant in selecting Eligible Persons for Awards and in determining their Awards.

The Committee’s determinations, interpretations and other actions shall be final and binding. No member of the Committee shall be liable for any action of the Committee undertaken in good faith.

3.3 Procedures

The Board shall elect a chairman for the Committee, and the Committee shall meet as necessary at the call of the chairman or any two members of the Committee or the Chairman of the Board of the Company. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee at a meeting at which a quorum is present shall be taken by majority vote.

A member of the Committee may participate in any meeting of the Committee by a conference telephone call or other means that enable all persons participating in the meeting to hear one another, and participation in this manner shall constitute his or her presence in person at the meeting. The Committee also may act by the unanimous written consent of its members.

Article 4
Plan Operation

4.1 Effective Date

This Plan shall be effective on December 31, 2005, a date that follows its approval by both the Board and the Company’s stockholders (the “Effective Date”). Awards may not be granted under the Plan prior to such date.

4.2 Term

This Plan shall have a term expiring on December 1, 2015 (but remaining in effect, however, for Awards outstanding as of that date). No Award may be granted under the Plan after its expiration.

4.3 Maximum Number of Shares

The maximum total number of shares of Common Stock for which Awards may be granted under this Plan is ~~1,000,000~~ 1,450,000 shares (on a post-Split basis), plus, during the term of the Plan, an annual increase to be added on the first day of each of the Company’s fiscal years beginning in 2009 equal to the lesser of (a) 250,000 shares (on a post-Split basis), (b) 5% of the number of shares of Common Stock outstanding on such date and (c) an amount determined by the Board. Notwithstanding the foregoing, on the first day of the Company’s 2010 fiscal year, the annual increase for that fiscal year shall be 400,000 shares.

The shares for which Awards may be granted shall be shares of Common Stock currently authorized but unissued or shares that the Company currently holds or subsequently acquires as treasury shares, including shares purchased in the open market or in private transactions.

4.4 Shares Available for Awards

The determination of the number of shares of Common Stock available for Awards under the Plan shall take into account the following:

(a) If an Option or SAR lapses or expires unexercised or is repurchased by the Company, the number of shares in respect of which the Option or SAR lapsed or expired shall be added back to the available number of shares of Common Stock for which Awards may be granted.

(b) If shares of Restricted Stock or Restricted Stock Units lapse unvested or are forfeited pursuant to the terms of an Award or are repurchased by the Company ~~pursuant to the terms of the Award~~, such lapsed, forfeited or repurchased shares or shares underlying Restricted Stock Units shall be added back to the available number of shares of Common Stock for which Awards may be granted.

(c) If a SAR is settled in cash, the number of shares in respect of which the SAR was settled in cash shall not be added back to the available number of shares of Common Stock for which Awards may be granted.

(d) If the exercise price of an Option is paid by delivery of shares of Common Stock pursuant to Section 5.8, the number of shares of Common Stock issued upon exercise of Option, without netting of the shares of Common Stock delivered in payment of the exercise price, shall be taken into account for purposes of determining the available number of shares of Common Stock for which Awards may be granted.

4.5 Individual Limit on Awards

The maximum number of shares of Common Stock for which Awards may be granted to any Eligible Person in a calendar year shall not exceed 200,000 shares (on a post-Split basis), taking into account all grants and awards under other stock option and equity compensation plans of the Company.

The amount that may be paid to any one Participant with respect to Cash Incentive Awards shall not exceed $500,000 earned per fiscal year (or part thereof) during the specified performance period.

4.6 Capitalization Adjustments

All share numbers included herein shall be adjusted for any stock split, stock dividend, recapitalization or the like.

In the event of a change in the number of outstanding shares of Common Stock of the Company by reason of a stock dividend, stock split, recapitalization, reorganization and the like, the number of shares of Common Stock for which Awards may be granted under the Plan as stated above in Sections 4.3, 4.4 and 4.5, the aggregate number of shares of Common Stock in respect of each outstanding Award, and the exercise price of each outstanding Option and SAR shall automatically be adjusted pro-rata and ~~accordingly~~ the Board or the Committee shall make such equitable and other adjustments and take such other actions as applicable under the circumstances, ~~with~~ and the Committee ~~to~~ shall use its discretion and judgment where necessary to interpret the Company action and determine the appropriate adjustments to be made in this regard, with the Committee’s decisions to be final and binding.

Article 5
Stock Options, SARs, ~~and~~ Restricted Stock,
Restricted Stock Units and Cash Incentive Awards

5.1 Grant

The Committee may grant an Option or SAR Award,~~or~~ shares of Restricted Stock, Restricted Stock Units or Cash Incentive Awards to any Eligible Person. Subject to the terms of this Plan, the Committee shall determine the restrictions, limitations and other terms and conditions of each Option, SAR Award,~~and~~ Restricted Stock Award and Restricted Stock Unit Award~~.~~

The Committee shall designate each Option as either an ISO or NSO, and shall designate each SAR Award as either a Stand-Alone SAR or a Tandem SAR. A Tandem SAR may not be granted later than when it’s related Option is granted.

The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a “Performance Compensation Award” in order that such Award may constitute qualified performance-based compensation under § 162(m) of the IRC. With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable performance period or such other date as may be required by § 162(m) of the IRC) establish, in writing, a performance period and the applicable performance goals based on the Performance Measure(s). Once established for a performance period, such performance goals shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under § 162(m) of the IRC. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the performance goals for that Award are achieved and such Participant’s Award has been earned for the performance period. As soon as practicable after the close of each performance period, the Committee shall review and determine whether, and to what extent, the performance goals for the performance period have been achieved and certify in writing the level of achievement and, to the extent the performance goals are achieved, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Section 4.5.

5.2 Exercise Price

The Committee shall determine the exercise price of each Option and the base price of each SAR. The exercise or base price per share may not be less than the Fair Market Value on the Grant Date of the Option or SAR.

5.3 Vesting and Term

The Committee shall determine the time or times at which each Option, Stand-Alone SAR, Restricted Stock Award and Restricted ~~Grant~~ Stock Unit Award becomes vested. Vesting may be based on continuous service or on the satisfaction of specified ~~performance goals~~Performance Measures, as may be amended by the Performance Measure Adjustments or other conditions. A Tandem SAR shall vest if and to the extent that its related Option vests, and shall expire or be cancelled when its related Option expires or is cancelled. No Option or SAR may have an Expiration Date more than 10 years from its Grant Date.

Vesting of Awards granted hereunder will be suspended during any paid or unpaid leave of absence by an Employee. For purposes of ISOs, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any ISO held by the Employee will cease to be treated as an ISO and will be treated for tax purposes as a NSO. Upon reemployment following a leave of absence, vesting will recommence as of the date of reemployment, and the term of all Awards will be extended by the number of days under the leave of absence, unless such extension would cause the Award to be outstanding for longer than 10 years. After 270 consecutive days under a leave of absence, an Employee will be treated as terminated for purposes of applying the provisions of Section 5.4(c) below with respect to any vested Options and SARs, with the 271st day considered to be the Termination Date. This paragraph will not apply to any award that is subject to § 409A of the IRC unless the applicable Award Agreement provides otherwise.

~~Notwithstanding anything to the contrary~~Unless otherwise provided in the underlying Award Agreement, each outstanding Option, ~~and~~ SAR, ~~and~~ share~~s~~ of Restricted Stock or Restricted Stock Unit held by a Participant shall become fully vested as of his or her Termination Date if the Participant’s relationship with the Company terminates by reason of his or her death.

The Company or its designee shall hold, as escrow agent, all shares of Restricted Stock until all restrictions on such shares have lapsed. Notwithstanding the foregoing, the person to whom such shares of Restricted Stock have been awarded may exercise full voting rights with respect to such shares of Restricted Stock and will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock unless otherwise provided in the Award Agreement.

5.4 Termination of Employment or Service

In the case of an Option, ~~or~~ SAR,~~or~~ shares of Restricted Stock or Restricted Stock Units held by an Employee whose employment terminates:

(a) if and to the extent that an Option, ~~or~~ SAR or Restricted Stock Unit is unvested as of the Employee’s Termination Date, the Option, ~~or~~ SAR or Restricted Stock Unit shall lapse on the Termination Date;

(b) if and to the extent any shares of Restricted Stock are unvested as of the Employee’s Termination Date, such Restricted Stock shall be forfeited or the Company shall have the right to repurchase such shares on such terms as shall be specified in the underlying Award Agreement; and

(c) if and to the extent that an Option or SAR is vested as of the Employee’s Termination Date, the Option or SAR shall expire (i) on the earlier of (A) 90 days after the Employee’s Termination Date or (B) the expiration date of the Option or SAR, or (ii) if the Employee’s employment terminated by reason of his or her death, on the earlier of (A) the first anniversary of the Employee’s death or (B) the expiration date of the Option or SAR.

Neither the Company nor the Committee shall be under any duty to provide notification to the Participant of the specific terms of this Section 5.4 upon the termination of an Employee or at any other time.

The Award Agreements shall set forth the provisions for the treatment of the Award in the event of the termination of a Participant’s service as a Director or Consultant.

5.5 Transferability

Except as provided in the underlying Award Agreement or as permitted by the Committee, no Option, SAR, ~~or~~ shares of Restricted Stock or Restricted Stock Units may be transferred, assigned or pledged, whether by operation of law or otherwise, except as provided by will or the applicable laws of intestacy. No Option, SAR, ~~or~~ shares of Restricted Stock or Restricted Stock Units shall be subject to execution, attachment or similar process. An Option or SAR may be exercised only by the Participant, except in the case of his or her death, when the Option or SAR may be exercised by the person or persons to whom it passes by will or the applicable laws of intestacy.

5.6 Additional ISO Rules

To the extent that the aggregate fair market value (determined in respect of each ISO on the basis of the Fair Market Value of a share of Common Stock on the ISO’s Grant Date) of the underlying shares of all ISOs that become exercisable by an Employee for the first time in any calendar year exceeds $100,000, the Options shall be treated as NSOs. This limitation shall be applied by taking ISOs into account in the order in which they were granted.

The Award Agreement underlying an Option that the Committee designates as an ISO shall contain any additional terms, beyond those of this Plan, that the Committee considers necessary or desirable to include to assure that the Option complies with the requirements of § 422 of the IRC.

5.7 Manner of Exercise

A vested Option or SAR may be exercised in full or in part (but only in respect of a whole number of shares) by (i) written notice to the Committee (or to its designee) stating the number of shares in respect of which the Option or SAR is being exercised and, in the case of an Option, (ii) full payment of the exercise price of those shares.

5.8 Payment of Exercise Price

Payment of the exercise price of an Option shall be made by check or, if permitted by the Committee in the underlying Award Agreement, by: (i) delivery of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price; (ii) directing the Company to withhold, from the shares otherwise issuable upon exercise of the Option, shares having a Fair Market Value on the date of exercise equal to the exercise price; (iii) by an open-market broker-assisted sale pursuant to which the Company is promptly delivered the portion of the sales proceeds necessary to pay the exercise price; or (iv) any combination of these methods of payment.

5.9 Tandem SARs

A Tandem SAR shall entitle the Participant to elect to exercise either the SAR or the related Option as to all or any portion of the shares subject to the SAR and Option. The exercise of a Tandem SAR shall cause the immediate and automatic cancellation of its related Option with respect to the same number of shares, and the exercise, expiration or cancellation of the related Option (other than by reason of the exercise of the Tandem SAR) shall cause the automatic and immediate cancellation of the Tandem SAR with respect to the same number of shares.

5.10 Settlement of SARs

Settlement of a SAR may be made, in the Committee’s discretion at the time the Award is granted, in shares of Common Stock or in cash, or in a combination of the two, subject to applicable tax withholding requirements. The settlement of a SAR shall be made on the basis of the Fair Market Value of a share of Common Stock on the date that the SAR is exercised.

5.11 No Repricing

The Committee may not amend, substitute or cancel an Option or SAR in a manner that has the effect of reducing the exercise price of the Option or the base price of the SAR unless the repricing is approved by the Company’s stockholders.

5.12 Formula Option Grants to Non-Employee Directors

[Section 5.12 is intentionally omitted as June 4, 2008.]

Article 6
Change of Control

Upon a Change of Control, as defined below, unless otherwise provided in the applicable Award Agreement, all outstanding Awards shall become fully vested and exercisable and all restrictions on shares underlying any Restricted Stock Awards shall lapse (subject to the consummation of such Change of Control). The Company shall notify each Participant in writing or electronically not less than fifteen days prior to a Change of Control, to the extent practicable, which notice shall advise the Participants as to the vesting of and lapse of restrictions on their Awards in connection with such contemplated Change of Control. Such notice shall also include either (a) a statement that all Awards will be assumed or substituted with equivalent options or rights in the Change of Control transaction, or (b) if no such assumption or substitution will take place, the specific steps that Participants will need to take if they intend to exercise Options and/or SARs immediately prior to and contingent upon the consummation of the Change of Control. If any Options or SARs are not assumed in a Change of Control or exercised pursuant to the required notice being provided to Participants, such Options and SARs shall terminate immediately upon the consummation of the Change of Control.

A “Change of Control” means an event or the last of a series of related events by which:

(a) any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for Directors; or

(b) the Company merges or consolidates with another corporation, and holders of outstanding shares of the Company’s Common Stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 50% of the voting power in elections for directors; or

(c) the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 50% of the voting power in elections for directors.

As used in this Article 6, a “Person” means any “person” as that term is used in sections 13(d) and 14(d) of the Exchange Act, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 under the Exchange Act.

Notwithstanding the foregoing in this Article 6, with respect to any Award that is subject to § 409A of the IRC, Change of Control means a “change in control event” as that term is defined in the final regulations issued under § 409A of the IRC, unless a different definition is set forth in the applicable Award Agreement.

Article 7
Miscellaneous Provisions

7.1 Award Agreement

Each Award under the Plan shall be evidenced by an Award Agreement, which shall be subject to and incorporate the terms of the Plan. Such Award Agreement must be signed and returned to the Company Secretary (or other such designated person) by the recipient within 30 days of receipt for such recipient to become a Participant.

7.2 Tax Withholding

The Company shall withhold or collect from the Participant an amount sufficient to satisfy its withholding tax obligations, if any, in connection with any Award under the Plan, and, other than with respect to any Award that is subject to § 409A of the IRC, the Company may defer making any payment or delivery of shares pursuant to an Award unless and until the Participant pays such withholding tax or indemnifies the Company to the Committee’s satisfaction. The amount of the withholding requirement shall be calculated to include any amount which the Committee believes should be withheld to satisfy federal, state, local and any other taxing jurisdictions at the time the election is made.

7.3 Amendment and Termination

The Board may amend, suspend or terminate the Plan at any time. The Company’s stockholders shall be required to approve any amendment that would ~~materially~~ increase the number of shares of Common Stock for which Awards may be granted or that would increase the number of shares of Common Stock for which ISOs may be granted (other than an amendment authorized under Section 4.6). If the Plan is terminated, the Plan shall remain in effect for Awards outstanding as of its termination. No amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Award without his or her consent.

7.4 Foreign Jurisdictions

The Committee may adopt, amend and terminate a supplement to the Plan to permit Employees in another country to receive Awards under the supplement (on terms not inconsistent with the terms of Awards under the Plan) in compliance with that country’s securities, tax and other laws.

7.5 No Right To Employment

Nothing in this Plan or in any Award Agreement shall confer on any person the right to continue in the employ of the Company or any Subsidiary or limit the right of the Company or Subsidiary to terminate his or her employment.

7.6 Rights as a Stockholder

A Participant shall have no rights as a stockholder with respect to any Common Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 4.6, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

7.7 Notices

Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Committee at the Company’s principal office or to any other person at his or her address as it appears on the Company’s payroll or other records.

7.~~7~~8 Severability

If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

7.~~8~~9 Governing Law

This Plan and all Award Agreements shall be governed in accordance with the laws of the State of ~~California.~~New York.

Annual Meeting Proxy Card

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - David Altschul	☐	☐	02 - Viet Dinh	☐	☐	03 - Michael Donahue	☐	☐
04 - Nathan Peck	☐	☐	05 - Greg Scholl	☐	☐	06 - Danny Stein	☐	☐
07 - Joel Straka	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of Marcum & Kliegman LLP as our independent registered public accountants for fiscal year 2009.	☐	☐	☐	3. To approve the adoption of amendments to The Orchard Enterprises, Inc. 2008 Stock Plan.	☐	☐	☐
4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Proxy — THE ORCHARD ENTERPRISES, INC.

23 East 4th Street, 3rd Floor
New York, New York 10003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nathan Fong and Alexis Shapiro as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of The Orchard Enterprises, Inc. held of record by the undersigned as of April 22, 2009, at the Annual Meeting of Shareholders to be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112 at 10:00 a.m. (EDT), on June 2, 2009, and any adjournments or postponements thereof, and hereby ratifies all that said proxies may do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.